UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 14, 2011
(Date of earliest event reported)

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three University Plaza Hackensack, NJ 07601	07601
(Address of Principal Executive Offices)	(Zip Code)

(201) 371-8000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  The Company previously reported that on March 22, 2011 the Compensation Committee of the Company's Board of Directors (the “Compensation Committee”) had established cash bonus targets for the Company’s executive officers for 2011 expressed as a percentage of base salaries. The bonus target percentages and base salaries are, respectively, 60% and $431,140 for Mr. Abuhoff; 50% and $231,000 for Mr. Mishra; and 30% and $265,000 for Mr. Nalavadi. Jack Abuhoff is the Company’s Chairman, President and Chief Executive Officer, Ashok Mishra is the Company’s Executive Vice President and Chief Operating Officer, and O’Neil Nalavadi is the Company’s Senior Vice President and Chief Financial Officer.

On April 14, 2011 the Compensation Committee determined that achievement of the aggregate cash bonus target for each executive officer for 2011 would be based on the extent to which the executive officer achieves targeted performance in the following four measures: revenues from core business; revenues from new businesses; earnings before interest and tax (EBIT); and personal contribution to the Company’s strategic plan and related performance on management by objectives and key performance indicators (Personal Contributions).

The cash bonus to be achieved by an executive officer who achieves targeted performance on a performance measure is as follows, expressed as a percentage of base salary:

	Revenues from Core Business	Revenue from New Businesses	EBIT	Personal Contributions	Total Bonus Target
Jack Abuhoff	15%	15%	18%	12%	60%
Ashok Mishra	12.5%	12.5%	15%	10%	50%
O’Neil Nalavadi	7.5%	7.5%	9%	6%	30%

To the extent that actual performance is less than the target for that measure, the bonus payment for that measure will decrease, and below a specified level, no bonus payment will be made for that measure. To the extent that actual performance exceeds the target for any performance measure, the bonus payment for that measure will increase to a maximum of twice the bonus target.

All performance measures apply to 2011 as a whole and any bonuses earned for performance on these measures will be paid in 2012. However, payments towards the Personal Contributions measure may be based on interim performance during 2011, in which event payments may be made towards this goal in 2011.

The Company previously reported that on March 22, 2011 the Compensation Committee had awarded a $37,024 cash bonus to Ashok Mishra for 2010 and a $29,604 cash bonus to Mr. O’Neil Nalavadi for the same year. On April 14, 2011, the Compensation Committee increased Mr. Mishra’s bonus by $11,000 to $48,024 and Mr. Nalavadi’s bonus by $6,300 to $35,904.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date: April 18, 2011	By:	/s/ Amy R. Agress
Amy R. Agress
Vice President and General Counsel